Calculation of Filing Fee Tables
S-3
QXO, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Series C Convertible Perpetual Preferred Stock, par value $0.001 per share	Other	96,267		$ 569,320,967.74	0.0001381	$ 78,623.23
Fees to be Paid	2	Equity	Common Stock, par value $0.0001 per share, issuable upon conversion of the Series C Convertible Perpetual Preferred Stock	Other	41,405,099			0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 569,320,967.74		$ 78,623.23
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 78,623.23
			Net Fee Due:						$ 0.00
Offering Note
[1]	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). This "Calculation of Filing Fee Table" shall be deemed to update the "Calculation of Registration Fee" table in the registrant's registration statement on Form S-3ASR (File No. 333-281084) filed with the Securities and Exchange Commission on July 29, 2024 (the "Registration Statement"). In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the Registration Statement. Amount Registered represents shares of Series C Convertible Perpetual Preferred Stock ("Series C Preferred Stock") offered by the selling stockholders in this prospectus supplement and includes an indeterminate number of additional shares of Series C Preferred Stock that, pursuant to Rule 416 under the Securities Act, may be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered. Proposed Maximum Offering Price per Unit and Maximum Aggregate Offering Price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, calculated using the product of the conversion rate of the Series C Preferred Stock, multiplied by $13.75 per share of common stock, which is the average of the high and low prices of the registrant's common stock as reported on the New York Stock Exchange on July 21, 2026.

[2]	Amount Registered represents shares of common stock issuable upon conversion of the Series C Preferred Stock being registered under this Registration Statement and includes an indeterminate number of additional shares of common stock that, pursuant to Rule 416 under the Securities Act, may be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered. The shares of our common stock issuable upon conversion of the Series C Convertible Perpetual Preferred Stock will be issued for no additional consideration and therefore, no additional registration fee is required pursuant to Rule 457(i) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	QXO, Inc.	S-4	333-295973	05/18/2026		$ 78,623.23	Equity	Common Stock, par value $0.00001 per share	255,834,068	$ 5,224,840,923.66
Fee Offset Sources	2	QXO, Inc.	S-4	333-295973		05/18/2026						$ 78,623.23
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously registered $11,682,848,972.48 in aggregate offering amount of common stock pursuant to the Registration Statement on Form S-4 (File Number 333-295973) filed on May 18, 2026, as amended by Pre-Effective Amendment No. 1 filed on May 29, 2026 and Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 filed on July 1, 2026 (the "Prior Registration Statement"). The offering of shares as merger consideration was completed on July 1, 2026; upon completion of the offering, there were unsold shares as merger consideration remaining for which a filing fee of $720,550.53 had been paid that may be used as an offset against future filings.

Offset Note
[2]	The Registrant expects to offset the registration fee due hereunder by an amount of fees that was previously paid with respect to such unsold shares under the Prior Registration Statement pursuant to Rule 457(p) under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the Registrant previously offset $43.86 of the total registration fees due under its Registration Statement on Form S-3ASR (File Number 333-297205), filed on July 1, 2026, and the Registrant previously offset $73,341.45 of the total registration fees due under its Registration Statement on Form S-8 (File Number 333-297208), filed on July 1, 2026, leaving a remaining balance of $648,165.22 available for future fee offsets by the Registrant. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this Registration Statement of $78,623.23 from the fees previously paid in connection with the Prior Registration Statement, with $569,541.99 remaining to be applied to future filings. Accordingly, no additional registration fee is being paid in connection with the filing of this Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date